SCBT Financial Corporation Completes Acquisition of TSB Financial Corporation

Columbia, S.C. – (BUSINESS WIRE) – Nov. 30, 2007 – SCBT Financial Corporation (NASDAQ:  SCBT) announced today the completion of its acquisition of TSB Financial Corporation (TSB).  Under terms of the acquisition, TSB shareholders will receive aggregate consideration of 939,372 shares of SCBT common stock and approximately $9.9 million in cash, including the cash-out value of TSB’s stock options.  Having received approval from the TSB shareholders and regulators, the merger of TSB with and into SCBT Financial Corporation has closed and will become effective at 11:59:59 p.m. (Eastern time) on November 30, 2007.  TSB’s banking subsidiary, The Scottish Bank, will now become the third wholly-owned banking subsidiary of SCBT.  The Scottish Bank will continue to operate under its name in the Charlotte market.

“We are very excited about our partnership with TSB.  This will allow our company to expand in the fast growing Charlotte MSA and other North Carolina communities as we strive to become the premier community bank in the Carolinas,” said Robert R. Hill, Jr., SCBT president and chief executive officer.

The merger will add four full service banking locations in Charlotte and one loan production office in Cornelius, NC.

SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company will have three subsidiary banks which are South Carolina Bank and Trust, National Association, the fourth largest bank headquartered in South Carolina, and South Carolina Bank and Trust of the Piedmont, National Association and The Scottish Bank.  Providing financial services for our customers for over 74 years, SCBT Financial Corporation will now operate 50 financial centers in 16 South Carolina counties and Mecklenburg County of North Carolina and has assets of approximately $2.5 billion upon consummation of the acquisition.  More information can be found at www.SCBTonline.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release  contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the merger between SCBT Financial Corporation and TSB Financial Corporation including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to SCBT's and TSB’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of SCBT and TSB will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, difficulties in maintaining relationships with employees; and increased competitive pressures and solicitations of TSB’s customers by competitors in the highly competitive Charlotte, North Carolina market.

All written or oral forward-looking statements attributable to SCBT and TSB are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in SCBT's annual report on Form 10-K for the year ended December 31, 2006 under "Forward-Looking Statements," and otherwise in SCBT's SEC reports and filings.  Such reports are available upon request from SCBT or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

This press release does not constitute an offer to buy or an offer to sell SCBT common stock.

CONTACT:	SCBT Financial Corporation
Robert R. Hill, Jr.
John C. Pollok
Richard C. Mathis
803-765-4629

SOURCE: SCBT Financial Corporation